EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 11, 2010 with respect to the consolidated financial statements and internal control over financial reporting appearing in the Annual Report of Superior Bancorp on Form 10-K for the year ended December 31, 2009 which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Superior Bancorp on Form S-8.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
May 21, 2010